                                                                      EXHIBIT 12

                   STATEMENT REGARDING COMPUTATION OF RATIOS
                         (IN THOUSANDS, EXCEPT RATIOS)
                                  (UNAUDITED)

                     GLOBALSTAR TELECOMMUNICATIONS LIMITED

        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              --------------------
                                                                2002        2001
                                                              --------    --------
Earnings:
  Net loss..................................................  $(22,699)   $(25,983)
     Add:
       Equity in loss applicable to ordinary partnership
        interests of Globalstar, L.P........................    22,699      25,983
                                                              --------    --------
Earnings available to cover fixed charges(1)................  $     --    $     --
                                                              ========    ========
Fixed charges -- preferred dividends........................  $  5,285    $  7,379
                                                              ========    ========
Ratio of earnings to fixed charges..........................       N/A         N/A
                                                              ========    ========
Deficiency to cover fixed charges...........................  $  5,285    $  7,379
                                                              ========    ========

---------------

(1) The earnings of GTL available to cover fixed charges, consist solely of dividends from Globalstar, L.P. on the redeemable preferred partnership interests held by GTL.

                                GLOBALSTAR, L.P.

                 DEFICIENCY OF EARNINGS TO COVER FIXED CHARGES
                                 (IN THOUSANDS)

                                                                THREE MONTHS ENDED
                                                                    MARCH 31,
                                                              ----------------------
                                                                2002         2001
                                                              ---------    ---------
Net loss....................................................  $(123,771)   $(138,087)
Dividends on redeemable preferred partnership interests.....     (5,285)      (7,379)
                                                              ---------    ---------
Deficiency of earnings to cover fixed charges...............  $(129,056)   $(145,466)
                                                              =========    =========

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